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                                                                   Exhibit 23.22



[JOSEPH D. KALICKA & COMPANY, LLP LETTERHEAD]







To the Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

        The audits of David I. Peck, D.M.D., (a proprietorship) referred to in our report dated November 25, 1996, included the related financial statement schedules as of September 30, 1996, December 31, 1995, and December 31, 1994, and for each period then ended, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the owner. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        We consent to the use of our reports included herein (or incorporated herein by reference).



                                        /s/ Joseph D. Kalicka & Company, LLP

                                        JOSEPH D. KALICKA & COMPANY, LLP
                                        Certified Public Accountants


Holyoke, Massachusetts

October 21, 1997